Exhibit 99.3

Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP

Consolidated and Combined Financial Report
December 31, 2020

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Contents

Independent Auditor's Report	1-2
Consolidated and Combined Financial Statements
Balance Sheet	3
Statement of Operations	4
Statement of Changes in Equity	5
Statement of Cash Flows	6
Notes to Consolidated and Combined Financial Statements	7-24

Plante & Moran, PLLC
Suite 300
1445 Market Street
Denver, CO 80202
Tel: 303.740.9400
Fax: 303.740.9009
plantemoran.com

Independent Auditor’s Report

To the Members and Partners
Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

We have audited the accompanying consolidated and combined financial statements of Tracker Resource Development III, LLC and its subsidiaries and TRD III Royalty Holdings (TX), LP (collectively, the “Company”), which comprise the consolidated and combined balance sheet as of December 31, 2020 and 2019 and the related consolidated and combined statements of operations, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated and combined financial statements.

Management’s Responsibility for the Consolidated and Combined Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated and combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated and combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated and combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated and combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated and combined financial statements.

To the Members and Partners
Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of Tracker Resource Development III, LLC and its subsidiaries and TRD III Royalty Holdings (TX), LP as of December 31, 2020 and 2019 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1 to the consolidated and combined financial statements, subsequent to year end, the Company signed a definitive agreement to sell certain of its oil and gas properties, and the Company is planning on dissolving. Our opinion is not modified with respect to this matter.

/s/ Plante & Moran, PLLC

Denver, Colorado
May 21, 2021

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Balance Sheet
December 31, 2020 and 2019

	2020	2019
Assets
Current Assets
Cash and cash equivalents	$5,095,369	$16,048,169
Accounts receivable	2,589,639	4,934,679
Inventory	194,818	471,645
Commodity derivative instruments	—	191,430
Assets held for sale	1,594,527	—
Other current assets	97,808	266,784
Total current assets	9,572,161	21,912,707
Oil and Gas Properties (using the successful efforts method of accounting)
Proved oil and gas properties	128,066,527	237,710,487
Unproved oil and gas properties	4,900,000	167,043,891
Less accumulated depletion, depreciation, and amortization	61,966,527	43,199,303
Total oil and gas properties	71,000,000	361,555,075
Property and Equipment - Net	82,066	2,038,464
Commodity Derivative Instruments	—	18,491
Other Long-term Assets	188,278	299,881
Total assets	$80,842,505	$385,824,618
Liabilities and Equity
Current Liabilities
Accounts payable	$2,671,381	$15,675,998
Revenue payable	2,433,340	3,248,882
Accrued lease operating expenses and capital expenditures	10,988	1,000,650
Current portion of asset retirement obligations	117,677	258,672
Cash call prepayments	27,816	28,588
Current portion of revolving credit facility	20,300,000	—
Commodity derivative instruments	1,286,967	—
Current portion of limited recourse note payable	—	8,100,000
Other accrued liabilities	3,605,964	403,349
Total current liabilities	30,454,133	28,716,139
Revolving Credit Facility	—	33,000,000
Limited Recourse Note Payable - Net of current portion	5,062,500	2,025,000
Asset Retirement Obligations - Net of current portion	3,258,770	3,290,425
Total liabilities	38,775,403	67,031,564
Equity	42,067,102	318,793,054
Total liabilities and equity	$80,842,505	$385,824,618

See notes to consolidated and combined financial statements.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Statement of Operations
Years Ended December 31, 2020 and 2019

	2020	2019
Revenue
Oil and natural gas revenue	$25,569,946	$34,565,866
Loss on sale of oil and gas properties	(73,077)	—
Total revenue	25,496,869	34,565,866
Operating Expenses
Production taxes	1,380,542	1,722,667
Lease operating expenses	5,378,348	5,253,936
Marketing expenses	573,127	671,576
Depletion, depreciation, amortization, and accretion	18,981,670	17,046,298
Unproved lease write-off	170,849,772	796,710
Exploration, dry hole, geological, and delay rentals	130,207	2,815,249
Proved property impairment	102,988,011	2,327,551
General and administrative expenses	4,939,897	5,837,015
Total operating expenses	305,221,574	36,471,002
Operating Loss	(279,724,705)	(1,905,136)
Other (Expense) Income
Interest expense	(1,906,935)	(2,345,396)
Realized gain on commodity derivatives	7,458,803	838,658
Unrealized loss on commodity derivatives	(1,496,888)	(3,187,014)
Other income (expense)	21,585	(70,967)
Loss on disposal of asset	(277,288)	—
Total other income (expense)	3,799,277	(4,764,719)
Consolidated and Combined Net Loss	$(275,925,428)	$(6,669,855)
Amounts Attributable to Noncontrolling Interest and Parent Group
Consolidated and combined net (loss) income attributable to:
Noncontrolling interests	$(2,754,178)	$269,524
Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP	(273,171,250)	(6,939,379)
Consolidated and combined net loss	$(275,925,428)	$(6,669,855)

See notes to consolidated and combined financial statements.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Statement of Changes in Equity
Years Ended December 31, 2020 and 2019

	Class A Units	Class B Units	Other Contributions	Noncontrolling Interests	Accumulated Deficit	Total Tracker Resource Development III, LLC Equity	Total TRD III Royalty Holdings (TX), LP Equity	Total Combined Equity
Balance - January 1, 2019	$366,828,990	$366,828,990	$29,655,152	$3,993,482	$(93,865,194)	$314,098,768	$11,644,141	$325,742,909
Net income (loss)	—	—	—	269,524	(6,939,379)	(6,669,855)	—	(6,669,855)
Noncash transfer	301,142	301,142	—	—	—	307,285	(307,285)	—
Cash distribution	—	—	—	(280,000)	—	(280,000)	—	(280,000)
Balance - December 31, 2019	367,130,132	367,130,132	29,655,152	3,983,006	(100,804,573)	307,456,198	11,336,856	318,793,054
Net loss	—	—	—	(2,754,178)	(265,769,102)	(268,523,280)	(7,402,148)	(275,925,428)
Noncash transfer	3,029,922	3,029,922	—	—	—	3,091,758	(3,112,282)	(20,524)
Cash distribution	—	—	—	(780,000)	—	(780,000)	—	(780,000)
Balance - December 31, 2020	$370,160,054	$370,160,054	$29,655,152	$448,828	$(366,573,675)	$41,244,676	$822,426	$42,067,102

See notes to consolidated and combined financial statements.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Statement of Cash Flows
Years Ended December 31, 2020 and 2019

	2020	2019
Cash Flows from Operating Activities
Net loss	$(275,925,428)	$(6,669,855)
Adjustments to reconcile net loss to net cash and cash equivalents from operating activities:
Depletion, depreciation, amortization, and accretion	18,981,670	17,046,298
Unrealized loss on commodity derivatives	1,496,888	3,187,014
Unproved lease write-off	170,849,772	796,710
Proved property impairment	102,988,011	2,327,551
Exploratory well cost write-off	—	2,362,729
Loss on sale of oil and gas properties	73,077	—
Loss on disposal of asset	277,288	—
Amortization of debt issuance costs	182,756	—
Changes in operating assets and liabilities:
Accounts receivable	2,345,040	749,833
Inventory	276,827	(181,816)
Other assets	168,976	(117,093)
Accounts payable and accrued liabilities	(14,884,059)	(2,073,116)
Cash call prepayments	(772)	(61,222)
Settlement of asset retirement obligations	(63,707)	(161,361)
Net cash and cash equivalents provided by operating activities	6,766,339	17,205,672
Cash Flows from Investing Activities
Investments in oil and gas properties	(4,372,486)	(11,201,354)
Proceeds from sale of oil and gas properties	204,500	—
Purchase of property and equipment	—	(183,083)
Net cash and cash equivalents used in investing activities	(4,167,986)	(11,384,437)
Cash Flows from Financing Activities
Noncontrolling interest distributions	(780,000)	(280,000)
Proceeds from revolving credit facility	2,500,000	8,500,000
Payments on revolving credit facility	(15,200,000)	(4,500,000)
Payment of limited recourse note payable	—	(8,100,000)
Payment of debt issuance costs	(71,153)	(76,899)
Net cash and cash equivalents used in financing activities	(13,551,153)	(4,456,899)
Net (Decrease) Increase in Cash and Cash Equivalents	(10,952,800)	1,364,336
Cash and Cash Equivalents - Beginning of period	16,048,169	14,683,833
Cash and Cash Equivalents - End of period	$5,095,369	$16,048,169

Supplemental Cash Flow Information - Cash paid for interest	$1,751,978	$2,367,667
Significant Noncash Transactions
Change in accrued capital expenditures	$3,276,853	$979,558
Capital expenditures included in accounts payable	—	13,631,024
Asset retirement obligations additions and revisions	(238,806)	1,082,788
Noncash transfer of oil and gas property	20,524	307,285
Oil and gas property assigned for note payable principle reduction	5,062,500	—
Transfer of property and equipment to assets held for sale	1,594,527	—
See notes to consolidated and combined financial statements.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 1 - Nature of Business
Tracker Resource Development III, LLC (Tracker) is a Delaware limited liability company that was formed on April 6, 2011. Tracker is engaged in the acquisition, exploration, and development of crude oil and natural gas reserves, primarily in Texas and Ohio.
Tracker formed a subsidiary known as TLU, a Delaware limited liability company, on July 3, 2012. TLU is engaged in the acquisition, exploration, and development of crude oil and natural gas reserves, primarily in Ohio. Tracker has a 60 percent interest in TLU, with the 40 percent not owned by Tracker reflected as a noncontrolling interest.
On July 15, 2014, TLU formed a wholly owned subsidiary, TLU Royalty Holdings, LLC (TLUR), for the purpose of holding overriding royalty interests in oil and gas properties owned by TLU. During the years ended December 31, 2020 and 2019, TLU did not transfer overriding royalty interests to TLUR. During 2014, the membership units of TLUR were transferred to the members of TLU in proportion to their investment in TLU. Accordingly, through Tracker's 60 percent investment in TLU, Tracker has consolidated the assets, liabilities, and operations of TLUR, with the 40 percent not owned accounted for as a noncontrolling interest.
On December 13, 2016, Tracker formed a wholly owned subsidiary, Tracker North Ohio Holdings, LLC (TNOH), for the purpose of holding interests and developing unproved oil and gas properties that were distributed by TLU.
On March 14, 2017, Tracker formed a wholly owned subsidiary, TRI66 Holdings, LLC (TRI66), for the purpose of holding real estate and other property to support ongoing oil and gas operations.
On July 15, 2014, Tracker formed a wholly owned subsidiary, TRD III Royalty Holdings (TX), LP (TRDR), for the purpose of holding overriding royalty interests in unproved oil and gas properties owned by Tracker in the state of Texas. TRDR transferred noncash overriding royalty interests of approximately $3.1 million and $0.3 million to Tracker during the years ended December 31, 2020 and 2019, respectively. During 2014, the limited partnership interests of TRDR were transferred to the members of Tracker in proportion to their investment in Tracker. The management investor (Note 11) serves as the manager of TRDR. Due to the common ownership between Tracker and TRDR, the assets, liabilities, equity, and operations of TRDR have been combined with the consolidated financial statements of Tracker as of and for the years ended December 31, 2020 and 2019.
During the year ended December 31, 2020, the Company, as disclosed in Note 2, initiated a process of divesting certain of its assets, with the expectation of finalizing any sales of assets in 2021. On March 31, 2021, the Company signed a definitive agreement to sell its Midland Basin assets to Earthstone Energy, Inc. (Earthstone) for cash consideration of $29.6 million and 4.7 million shares of Earthstone. One of the Class A members of the Company also has an interest in Earthstone. As a result of this anticipated sales transaction, the Company has not pursued extending the December 2021 maturity date of its revolving line of credit (Note 6), which has resulted in a negative working capital deficit as of December 31, 2020. The Company anticipates retiring the amounts owed under its revolving credit facility with the net proceeds received from any potential sales transaction. If a sales transaction is not finalized prior to the maturity date of the revolving line of credit, the Company would anticipate negotiating with the lender for repayment alternatives, including an extension of the maturity date. There can be no guarantee that any sales transactions and/or negotiations with the lender will be resolved prior to the maturity date. In

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 1 - Nature of Business (Continued)

addition, as any contemplated sale transaction was not deemed to be probable as of December 31, 2020, these consolidated and combined financial statements do not present assets held for sale, except for the property and equipment of TRI66 in the amount of $1,594,527 (Note 2). If the sales transaction with Earthstone is completed, the Company's intent is to dissolve within 12 months from the date these consolidated and combined financial statements are available to be issued.

Note 2 - Significant Accounting Policies
Principles of Consolidation and Combination
The accompanying consolidated and combined financial statements include the consolidated accounts of Tracker; its wholly owned subsidiaries, TNOH and TRI66; and its majority-owned subsidiaries, TLU and TLUR. The Company consolidates TLU and TLUR, as it has a controlling interest. Due to common ownership with its investors, Tracker has combined the accounts of TRDR (collectively, the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation and combination.
The Company records a noncontrolling interest for the portion of its net assets and net income (loss) in any subsidiaries that are less than 100 percent owned. The Company reflects noncontrolling interests in the equity section of its consolidated and combined balance sheet of $448,828 and $3,983,006 as of December 31, 2020 and 2019, respectively, representing the 40 percent interest in TLU and TLUR not owned by Tracker. The Company recorded $(2,754,178) and $269,524 in its consolidated and combined statement of operations for the noncontrolling interests attributable to TLU's and TLUR's net income (loss) for the years ended December 31, 2020 and 2019, respectively.
Use of Estimates
The preparation of the consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated and combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Depletion, depreciation, and amortization (DD&A) and impairment of proved oil and gas properties are generally determined using unaudited estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, and restore the Company's properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. In addition, significant estimates include the estimated cost and timing related to asset retirement obligations (AROs), fair value of commodity derivative instruments, and the realizability of unproved properties.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 2 - Significant Accounting Policies (Continued)

Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.
Oil and Gas Properties
The Company follows the successful efforts method of accounting for oil and gas activities. Under this method of accounting, costs associated with the acquisition, drilling, and equipping of successful exploratory wells and costs of successful and unsuccessful development wells are capitalized and depleted, net of estimated salvage values, using the units-of-production on a field-by-field basis based upon proved oil and gas reserves. The Company’s proved oil and gas reserve information was computed by applying the average first day of the month oil and gas price during the 12-month periods ended December 31, 2020 and 2019. Depletion expense for the years ended December 31, 2020 and 2019 was $18,767,224 and $16,665,388, respectively. Exploration, geological and geophysical costs, delay rentals, and drilling costs of unsuccessful exploratory wells are charged to expense as incurred.
Costs associated with unevaluated exploratory wells are excluded from the depletable base until the determination of proved reserves, at which time those costs are reclassified to proved oil and gas properties and subject to depletion. If it is determined that the exploratory well costs were not successful in establishing proved reserves, such costs are expensed at the time of such determination (Note 3).
The Company assesses the recoverability of its proved oil and gas properties when circumstances suggest there is a need for such a review, but at least on an annual basis. To determine if a depletable unit (generally defined as an individual field) is impaired, the Company compares the net book value of the depletable unit to the undiscounted future net cash flows by applying estimated future prices over the economic lives of the reserves. For each depletable unit determined to be impaired, an impairment loss equal to the difference between the net book value and estimated fair value of the depletable unit will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of expected future cash flows computed by applying estimated future oil and gas prices, as determined by management, to estimated future production of oil and gas reserves over the economic lives of the reserves and applying a discount rate commensurate with the risk associated with realizing the expected cash flows or using a market participant negotiated fair value (Note 9). The discount rate is a rate that management believes is representative of current market conditions and includes estimates for the risk premium. The Company recorded $102,988,011 and $2,327,551 of proved oil and gas property impairments during the years ended December 31, 2020 and 2019, respectively.
Unproved oil and gas properties are assessed at least annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances that may indicate a decline in value. When unproved property is determined to be impaired, a loss equal to the portion impaired is recognized. When leases for unproved properties expire, the costs thereof are removed from the accounts and charged to expense. Based on lease expiration dates and management's intent not to pursue development, the Company wrote off $170,849,772 and $796,710 in lease costs for the years ended December 31, 2020 and 2019, respectively.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 2 - Significant Accounting Policies (Continued)
The sale of a partial interest in a proved oil and gas property is accounted for as a normal retirement, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. A gain or loss is recognized for all other sales of proved properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sale price exceeds the carrying amount of the unproved property. The Company recorded a $73,077 loss on the sale of oil and gas properties during the year ended December 31, 2020. There were no sales of oil and gas properties during the year ended December 31, 2019.
The Company has not capitalized interest costs, as such amounts capitalizable were deemed immaterial.
Asset Retirement Obligation
The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. Liabilities are required to be accreted to their present value each period, and capitalized costs are depleted using the units-of-production method. This periodic accretion expense is included in depletion, depreciation, amortization, and accretion in the consolidated and combined statement of operations. Upon settlement of the liability, the Company will settle the obligation against its recorded amount and will record any resulting gain or loss in the consolidated and combined statement of operations.

Commodity Derivative Instruments
The Company uses commodity derivative instruments to provide a measure of stability to its cash flows in an environment of volatile oil and natural gas prices and to manage its exposure to oil and natural gas price volatility. All commodity derivative instruments are initially, and subsequently, measured at estimated fair value and recorded as assets or liabilities on the consolidated and combined balance sheet. The Company has elected not to designate its commodity derivative instruments as cash flow hedges. For commodity derivative instruments that do not qualify as cash flow hedges, changes in the estimated fair value of the contracts are recorded as gains and losses in other (expense) income in the consolidated and combined statement of operations. When commodity derivative instruments are settled, the Company recognizes realized gains and losses in other (expense) income in the consolidated and combined statement of operations. Commodity derivative instrument cash flows are reported as cash flows from operating activities in the consolidated and combined statement of cash flows.
Income Taxes
The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by the Company. Members are taxed individually on their pro rata ownership share of the Company’s earnings. The Company’s net income or loss is allocated among the members in accordance with the Company’s operating agreement.
The Company accounts for uncertainty in income taxes in accordance with GAAP, which prescribe a comprehensive model for recognizing, measuring, presenting, and disclosing in the consolidated and combined financial statements tax positions taken or expected to be taken on a tax return, including a decision on whether to file in a particular jurisdiction. Only tax positions that meet a more likely than not recognition threshold at the effective date may be recognized or continue to be recognized. If taxing

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 2 - Significant Accounting Policies (Continued)
authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company.
The Company classifies interest and penalties associated with tax positions as general and administrative expenses in the accompanying consolidated and combined financial statements. No interest or penalties have been assessed during the years ended December 31, 2020 and 2019.
Internal Revenue Service (IRS) audits of partnerships that result in adjustments of the partnership will be assessed at the partnership level.
Revenue Recognition
The Company's revenue is derived from the sale of its produced oil and natural gas.
Revenue is recognized in the month in which the contractual performance obligations are satisfied, which is generally at the point in time when the purchaser obtains control of the produced oil and natural gas. The point in time when the purchaser obtains control may differ depending on the contractual terms of each of the Company's sales agreements and generally occurs when the purchaser accepts, takes possession of and title to, and bears the risk of loss of the produced oil and natural gas.
The Company sells its produced oil and natural gas under a variety of long-term agreements with numerous purchasers. The Company's produced oil and natural gas production is primarily produced and sold in Texas. The Company's revenue is primarily derived from produced oil and natural gas from oil and gas wells operated by the Company. Oil sales for the years ended December 31, 2020 and 2019 were $15,643,314 and $25,285,805, respectively. Natural gas sales for the years ended December 31, 2020 and 2019 were $9,926,632 and $9,280,061, respectively. The Company also receives revenue from its ownership in nonoperating or royalty interests. Approximately 4 percent of the Company's revenue is from its nonoperating or royalty interests.
All of the Company's sales of produced oil and natural gas are made under contracts with purchasers, which typically include variable consideration based on monthly pricing tied to published indices and volumes delivered. While revenue is recorded at the point in time when control of the produced oil and natural gas transfers to the purchaser, statements and payment from those purchasers may not be received for one to two months after the date the produced oil and natural gas is delivered, and, as a result, the amount of production delivered to the purchaser and the price that will be received for the sale of the product is estimated utilizing production reports, contractual pricing, and market indices. Estimated revenue due to the Company is recorded within accounts receivable in the accompanying consolidated and combined balance sheet until payment is received. Differences between the estimated amounts and the actual amounts received from the sale of the produced oil and natural gas are recorded when known, which is generally when payment is received from the purchaser.
For the Company's produced oil sales agreements, the Company generally delivers produced oil to the purchaser at the Company's wellhead or lease facility near the wellhead location. Upon delivery to the purchaser, the Company is entitled to an agreed-upon index price, net of pricing differentials for each barrel produced. With these agreements, the Company recognizes revenue when control transfers to the purchaser at the Company's wellhead or lease facility near the wellhead location at the net price received.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 2 - Significant Accounting Policies (Continued)
For the Company's natural gas sales agreements, the Company generally delivers produced natural gas to a midstream entity at the wellhead or the inlet of the midstream entity’s transportation system. The Company sells natural gas under a variety of sales agreements, including percentage-of-proceeds processing agreements, fee-based agreements, or a hybrid of percentage-of-proceeds and fee-based agreements. Under the majority of the Company's contracts, the midstream entity gathers the natural gas in the field where it is produced and transports it to natural gas processing plants where natural gas liquids are extracted. The natural gas liquids and residue gas are then sold by the midstream entity. Under the percentage-of-proceeds and hybrid percentage-of-proceeds and fee-based agreements, the Company receives a percentage of the value for the extracted natural gas liquids and the residue gas. Under the fee-based agreement, the Company receives natural gas liquids and residue gas sales proceeds, less the fee component. To the extent control of the natural gas transfers before the transportation and processing activities, which is generally at the Company's wellhead lease facility, revenue is recognized at the net amount received from the purchaser.
As of January 1, 2019, the accrued revenue balance, which is a component of accounts receivable, was $2,696,464.
Concentrations of Credit Risk
The Company grants credit in the normal course of business to purchasers and joint interest operators. Collectibility of the Company's oil and natural gas sales is dependent upon the financial condition of the purchasers and joint interest operators, as well as general economic conditions.
The following entities accounted for 10 percent or more of total revenue and accounts receivable:

	Revenue		Accounts Receivable
	2020	2019	2020	2019

Texican Crude & Hydrocarbons, LLC	61%	69%	38%	38%
Cogent Midstream Holdings	25	14	29	-
Davis Gas Processing, Inc.	-	-	11	-
SEG I & SEG II	-	-	-	44
Property and Equipment
Property and equipment are recorded at cost. The straight-line method is used for computing depreciation. Assets are depreciated over their estimated useful lives, ranging from 3 to 39 years. Land is not depreciated. Costs of maintenance and repairs are charged to expense when incurred.
Depreciation expense for property and equipment totaled $84,583 and $84,032 for the years ended December 31, 2020 and 2019, respectively.

Depreciable Life - Years

Land	-
Buildings	39
Furniture, fixtures, and equipment	3 - 15

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 2 - Significant Accounting Policies (Continued)

Impairment or Disposal of Long-lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.
Assets Held for Sale
As of December 31, 2020, assets held for sale consist of certain ranch and real estate assets held at TRI66 that were sold subsequent to year end and were recorded at fair value less the cost to sell as of December 31, 2020. A loss of $277,288 was recorded on these assets during the year ended December 31, 2020.
Segment Information and Geographic Area
Operating segments are defined under GAAP as components of an enterprise (i) that engage in activities from which the enterprise may earn revenue and incur expenses and (ii) for which separate operational financial information is available and is regularly evaluated by the chief operating decision-maker for the purpose of allocating resources and assessing performance.

Based on its organization and management, the Company has one reportable operating segment, which is oil and natural gas acquisition, exploration, development, and production. The Company’s primary operations are currently conducted in Texas.
Risks and Uncertainties
The outbreak of COVID-19 and decreases in commodity prices resulting from oversupply, travel restrictions, and other constraints on economic activity have caused a significant decrease in the demand and consumption of oil and gas and has created disruptions and volatility in the global marketplace throughout numerous industries, beginning late in the first quarter of 2020. Decreased commodity prices have negatively impacted the Company's oil revenue and the fair value of the Company's oil and gas property, which resulted in the impairment of oil and gas properties during the year ended December 31, 2020. Additionally, the Company had a reduction in workforce during the year. While commodity prices and commodity demand have showed signs of recovery, financial results are likely to continue to be challenged until a full recovery is made. Due to this changing environment, there continues to be uncertainty surrounding the extent of the impact of these events, which may result in continued direct and indirect negative impacts to the Company’s results of operations, liquidity, and cash flows. As a result of this continued uncertainty, the estimates used in these consolidated and combined financial statements have become more challenging, and actual results may differ materially from amounts previously established.
Upcoming Accounting Pronouncement
The Financial Accounting Standards Board (FASB) issued ASU No. 2016-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 2 - Significant Accounting Policies (Continued)
recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company's year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is not expected to have a material effect on the Company’s financial statements as a result of the Company's operating leases, as disclosed in Note 10. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
Adoption of Accounting Standard
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820) - Disclosure Framework - Changes to Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements on fair value measurements in Topic 820. The Company adopted ASU No. 2018-13 for the year ended December 31, 2020 and updated disclosures accordingly.
Unit-based Compensation
The Company follows authoritative guidance that applies to unit-based awards, which requires entities to recognize compensation expense over the requisite service period for unit-based awards to employees, based on the estimated grant date fair value of the awards. Authoritative guidance also requires unit-based awards to employees by a related party or other holder of an economic interest in the entity to be accounted for as unit-based award transactions if awards are for services provided by such employees.

Note 3 - Wells in Progress
The Company classifies exploratory well costs as a component of unproved properties on the consolidated and combined balance sheet. The following table reflects the net changes in capitalized exploratory well costs during the years ended December 31, 2020 and 2019. The table does not include amounts that were capitalized and either subsequently expensed or reclassified to producing well costs during the same period.

	2020	2019

Beginning balance	$—	$2,362,729
Capitalized exploratory well costs charged to expense	$—	$(2,362,729)

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements

December 31, 2020 and 2019
Note 4 - Accounts Receivable
The following is the detail of accounts receivable:

	2020	2019

Revenue accrual	$2,083,785	$2,696,464
Joint interest billing receivable	241,296	2,202,667
Other receivables	264,558	35,548
Total accounts receivable	$2,589,639	$4,934,679

Note 5 - Asset Retirement Obligations
A reconciliation of the changes in the Company's asset retirement obligation is as follows:

	2020	2019

Balance - Beginning	$3,549,097	$2,474,205
Settlements	(63,707)	(161,361)
Liabilities incurred	—	586,276
Revisions of previous estimate	(238,806)	496,512
Accretion expense	129,863	153,465
Balance - Ending	$3,376,447	$3,549,097
Revisions made to the asset retirement obligations during the years ended December 31, 2020 and 2019 were a result of updates to the estimated reclamation costs based on current year actual reclamation costs. During 2020, the Company did not drill and complete any wells, and no additional liabilities were incurred.
Note 6 - Revolving Line of Credit
In December 2016, Tracker entered into a revolving line of credit (the "JPMorgan Credit Agreement") with JPMorgan Chase Bank, N.A. (the "Lender") with a maximum commitment of $300,000,000. As defined in the JPMorgan Credit Agreement, the initial borrowing base was $0. Effective March 23, 2018, the JPMorgan Credit Agreement was amended, and a borrowing base of $35,000,000 was established. During 2019, the JPMorgan Credit Agreement was syndicated with another lender, but the commitment was still $300,000,000. Tracker was subject to an arrangement fee and annual administration fee upon establishing the borrowing base under the JPMorgan Credit Agreement. The arrangement fee was 0.75 percent of the initial borrowing base, plus an annual administration fee of $15,000 per year plus $5,000 per additional lender, up to a maximum of $35,000 per year. During 2020, the JPMorgan Credit Agreement was amended to provide a schedule of borrowing base reductions. The borrowing base was $20,300,000 at December 31, 2020. On April 19, 2021, the Company received a letter from the Lender waiving the scheduled redetermination on March 1, 2021 and postponing the scheduled redetermination from May 2021 to August 1, 2021. The letter also states the borrowing base decreased to $18,000,000. Additionally, the JPMorgan Credit Agreement matures in December 2021; accordingly, $20,300,000 is recorded as a current liability on the consolidated and combined balance sheet as of December 31, 2020. Additionally, the JPMorgan Credit Agreement was amended to include mandatory weekly prepayments if excess cash exists, as defined. Interest accrues at the prime rate plus applicable margins, ranging from 1.75 percent to 2.75 percent, or the London Interbank Offered Rate (LIBOR) plus applicable margins, ranging from 2.75 percent to 3.75 percent, and will be based upon the borrowing base usage. The

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 6 - Revolving Line of Credit (Continued)
Company will pay an annual commitment fee of 0.50 percent of the unused borrowing base. As of December 31, 2020, the interest rate on the JPMorgan Credit Agreement was 3.93 percent. Borrowings under the JPMorgan Credit Agreement are collateralized by certain proved oil and gas properties of Tracker. The JPMorgan Credit Agreement contains certain financial covenants, including, but not limited to, a minimum current ratio and a maximum leverage ratio. As of December 31, 2020, the Company was in compliance with these financial covenants. The outstanding balance as of December 31, 2020 and 2019 totaled $20,300,000 and $33,000,000, respectively. The Company did not have letters of credit outstanding under the JPMorgan Credit Agreement as of December 31, 2020.

Note 7 - Limited Recourse Note Payable
In December 2012, Tracker entered into a limited recourse note payable with a third party for $25,000,000 to partially fund the acquisition of unproved properties. During October 2018, the limited recourse note payable agreement was amended to extend the maturity date to March 2021 and required Tracker to make equal quarterly principal payments of $2,025,000. Effective March 16, 2020, the limited recourse note payable agreement was amended to reduce the interest rate from 5 percent to 4 percent and to extend the maturity date to March 2022. Effective August 3, 2020, the limited recourse note payable agreement was amended to reduce the principal balance to $5,062,500 through the assignment of certain property interests from Tracker and to extend the maturity date to June 2023. Tracker will make equal quarterly interest-only payments beginning in September 2020 through March 2022 based on an annual 4 percent rate. Following the interest-only payments, Tracker will make equal quarterly principal payments beginning June 2022 through maturity. These amendments resulted in an accounting extinguishment, but such impact was immaterial. The note has limited recourse because it is only collateralized by certain oil and gas properties located in Irion County, Texas. As of December 31, 2020 and 2019, the outstanding amount under this limited recourse note payable was $5,062,500 and $10,125,000, respectively.

Note 8 - Derivative Instruments
Tracker periodically enters into various commodity hedging instruments to protect its cash flows and to mitigate a portion of the effect of oil and natural gas price fluctuations. Open commodity derivative positions are accounted for on a fair value basis on the consolidated and combined balance sheet, and any unrealized gain or loss is included in other income (expense) in the consolidated and combined statement of operations. Realized gains and losses from settled transactions are also recorded in other income (expense) in the consolidated and combined statement of operations. The Company does not have any derivative contracts designated as cash flow hedges. As of December 31, 2020, the Company had no offsetting positions and all amounts were recorded gross on the consolidated and combined balance sheet.
During the years ended December 31, 2020 and 2019, Tracker recognized realized gains of $7,458,803 and $838,658, respectively, from the settlement of crude oil and natural gas swap agreements. Realized gains and losses on commodity derivatives are classified as an operating activity in the consolidated and combined statement of cash flows.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 8 - Derivative Instruments (Continued)
As of December 31, 2020, the Company had the following crude oil and natural gas derivative contracts outstanding:

Contract	Type	Term	Volume (Bbls or MMBTU)	Index	Fixed Price ($/Bbl / $/MMBTU)

1	Crude Oil Swap	February 2020 - January 2021	1,800	WTI-MID ARGUS	$61.50
2	Crude Oil Swap	August 2020 - January 2021	7,642	WTI-NYMEX	$56.00
3	Natural Gas Swap	January 2020 - December 2021	442,876	NG-WAHA	$1.573
4	Natural Gas Swap	July 2020 - December 2021	1,233,000	NG-WAHA	$2.185
5	Crude Oil Swap	January 2021 - June 2021	68,600	WTI-NYMEX	$42.95
6	Crude Oil Swap	July 2021 - December 2021	32,400	WTI-NYMEX	$43.60

Note 9 - Fair Value Measurements
Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.
Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets and liabilities that the Company has the ability to access.
Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs, such as interest rates and yield curves, that are observable at commonly quoted intervals.
Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset and liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liability.
In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 9 - Fair Value Measurements (Continued)
The following tables present information about the Company’s assets and liabilities measured at fair value on a recurring basis at December 31, 2020 and 2019 and the valuation techniques used by the Company to determine those fair values:

	Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2020
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2020

Commodity Derivative Instruments - Current liability	$—	$(1,286,967)	$—	$(1,286,967)

	Assets Measured at Fair Value on a Recurring Basis at December 31, 2019
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2019

Commodity Derivative Instruments - Current asset	$—	$191,430	$—	$191,430
Noncurrent asset	—	18,491	—	18,491
Total commodity derivative instruments assets	$—	$209,921	$—	$209,921
Recurring Fair Value Measurements
The counterparty to the Company's derivative instruments is JPMorgan Chase Bank, N.A. and another lender under the JPMorgan Credit Agreement. The Company is not required to post collateral beyond that already pledged under the JPMorgan Credit Agreement. The fair value of these derivative swap contracts is based on December 31, 2020 market prices posted on the New York Mercantile Exchange (NYMEX) and WTI Midland Argus for crude oil and West Texas WAHA for natural gas. The Company determines the fair value of its commodity derivative instruments under the income approach using a discounted cash flow model. The valuation model requires a variety of inputs, including contractual terms, projected commodity prices, discount rates, and credit risk adjustments, as appropriate. The Company's estimates of fair value of derivatives include consideration of the counterparty's creditworthiness, the Company's creditworthiness, and the time value of money. The consideration of these factors results in an estimated exit price for each derivative asset or liability under a marketplace participant's view. All of the significant inputs are observable, either directly or indirectly; therefore, the Company's commodity derivative instruments are included within the Level 2 fair value hierarchy.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 9 - Fair Value Measurements (Continued)
Nonrecurring Fair Value Measurements

Nonrecurring measurements included the fair value of impaired proved oil and gas properties. The Company determines the estimated fair value the impaired proved oil and gas properties by using a discounted cash flow approach with unobservable Level 3 inputs (Note 2), as well as other objective information at the time of impairment. At the measurement date, the Company was pursuing a divestiture of certain of its oil and gas properties. Subsequent to year end, the Company entered into an agreement to sell its Midland Basin assets (Note 1). This negotiated sales price was considered to be a reasonable indicator of fair value from a market participant perspective. The Company estimated the fair value of its proved oil and gas properties to be $66,100,000 as of December 31, 2020 and considered the fair value to be a Level 3 fair value measurement in the fair value hierarchy.
Fair value used in the initial recognition of asset retirement obligations, and any subsequent upward changes in estimates, is determined under the income approach using the present value of expected future remediation and dismantlement costs and incorporates the Company's best estimate of inputs based on remediation and dismantlement costs used by industry participants when valuing similar liabilities. The significant inputs used to calculate such liabilities include estimates of remediation and dismantlement costs (ranging from $60,000 to $130,000), the Company's credit-adjusted risk-free rate (4.0 percent), inflation rate (1.5 percent), and estimated dates of abandonment (ranging from 1 to 87 years). Accordingly, the fair value is based on unobservable pricing inputs and, therefore, is considered a Level 3 fair value measurement in the fair value hierarchy. During the year ended December 31, 2019, the Company recorded an increase to asset retirement obligations of $1,082,788 related to its oil and gas wells.

Note 10 - Operating Leases
The Company is obligated under operating leases primarily for office space, expiring in 2022. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs. Total rent expense under these leases was $232,396 and $400,221 for 2020 and 2019, respectively. In March 2021, the Company entered into a new office lease agreement for approximately $4,700 per month for 14 months.
Future minimum annual commitments under these operating leases are as follows:

Years Ending December 31	Amount

2021	$372,810
2022	132,237
Total	$505,047

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 11 - Equity
Tracker Resource Development III, LLC
Tracker issued units to partners under the terms of its limited liability company agreement and unit purchase agreement (collectively, the "Agreements") dated April 8, 2011. The Agreements allow for ownership interest in Tracker in the form of Class A and Class B units. Class A units are owned by certain institutional investors (the "Institutional Investors"), and Class B units are held by Tracker III Holdings, LLC (the "Management Investor"), an entity owned by Tracker's officers and other select employees.
The total authorized number of each class of units for Tracker, together with the number of issued and outstanding units, is as follows:

	Authorized	Outstanding as of December 31, 2020	Outstanding as of December 31, 2019

Class A units	392,000	378,280	378,280
Class B units	8,000	7,720	7,720
Class A and Class B units are issuable for $1,000 per unit. The affairs of Tracker are managed by a board of managers, and costs, revenue, and distributions are governed by the specific provisions in the Agreements. Also, under certain circumstances more fully provided for in the Agreements, upon the termination of employment of an employee of Tracker who owns Class A units or Class B units of the Management Investor, Tracker has the right, but not the obligation, to repurchase the pro rata portion of Tracker's Class B units held by the Management Investor.
Tracker III Holdings, LLC
The limited liability company agreement of the Management Investor (the "Holdings LLC Agreement") provides for ownership interests of the Management Investor that consist of Class A, Class B, and Class C units. The Class C units are intended to comprise profits units under the Internal Revenue Code, and Class C units (i) have no voting rights; (ii) vest according to each grantee's award letter; and (iii) are subject to forfeiture. As of December 31, 2020, as it relates to the Management Investor, 54,701 Class C units were issued and outstanding. All of the Class C units outstanding at December 31, 2020 were fully vested. As of December 31, 2020 and 2019, Tracker had not recognized any unit-based compensation, as such amount was deemed de minimis.
TRD III Royalty Holdings (TX), LP
TRDR issued units to members under the terms of its agreement of limited partnership (the "Agreement") dated July 15, 2014. The Agreement allows for ownership interest in TRDR in the form of Class A and Class B units. Class A units are owned by certain Institutional Investors, and Class B units are held by the Management Investor.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 11 - Equity (Continued)
The total authorized number of each class of units for TRDR, together with the number of issued and outstanding units, is as follows:

	Authorized	Outstanding as of December 31, 2020	Outstanding as of December 31, 2019

Class A units	490,000	378,280	378,280
Class B units	10,000	7,720	7,720

Note 12 - Subsequent Events
Management has evaluated subsequent events for the Company through the independent auditor's report date, May 21, 2021, which is the date the Company's consolidated and combined financial statements were available to be issued, and has concluded that there are no subsequent events required to be adjusted or disclosed within the consolidated and combined financial statements except as previously disclosed.
Note 13 - Supplemental Oil and Natural Gas Information (Unaudited)
Costs Incurred (unaudited)
The following table sets forth the costs incurred for property acquisition, exploration and development activities:

	2020	2019

Acquisition:
Proved	$105	$352,097
Unproved	23,163	381,546
Exploration	—	—
Development	7,662,896	24,804,038
Total Costs incurred	$7,686,164	$25,537,681
Oil and Natural Gas Reserves (Unaudited)
The estimates of proved oil and natural gas reserves and discounted future net cash flows for the Company’s oil and gas properties as of December 31, 2020 and 2019 were prepared using historical data and other information by qualified petroleum engineers engaged by the Company. Users of this information should be aware that the process of estimating quantities of proved oil and natural gas reserves is complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering, and economic data for each reservoir. The data for any given reservoir may also change substantially over time as a result of numerous factors, including, but not limited to, additional development activity, production history, and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 13 - Supplemental Oil and Natural Gas Information (Unaudited) (Continued)
The estimated proved net recoverable reserves presented below include only those quantities of oil and natural gas that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating, and regulatory practices. In accordance with the SEC’s guidelines, estimates of proved reserves from which present values are derived were based on the unweighted 12-month average price of the first day of the month price for the period and held constant. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. All of the oil and gas reserves set forth herein are in the United States and are proved reserves.
The estimated rounded quantities of proved oil and natural gas reserves and changes in net proved reserves are summarized below for the years ended December 31, 2020 and 2019:

	Oil (MBbl)	Natural Gas (MMcf)	NGLs (MBbl)	Total (MBOE) (1)

Balance - December 31, 2018	23,192	206,620	35,361	92,989

Production	(474)	(2,493)	(424)	(1,313)
Revisions to previous estimates (2)	10,205	(8,798)	(1,246)	7,493
Balance - December 31, 2019	32,923	195,329	33,691	99,169

Production	(440)	(3,089)	(495)	(1,449)
Revisions to previous estimates (3)	(20,169)	(70,617)	(12,589)	(44,528)
Balance - December 31, 2020	12,314	121,623	20,607	53,192
Proved developed reserves:
December 31, 2018	1,775	18,493	3,010	7,867
December 31, 2019	2,492	23,419	3,942	10,338
December 31, 2020	1,673	24,237	4,009	9,721
Proved undeveloped reserves:
December 31, 2018	21,416	188,127	32,351	85,122
December 31, 2019	30,431	171,910	29,748	88,831
December 31, 2020	10,641	97,386	16,598	43,470

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 13 - Supplemental Oil and Natural Gas Information (Unaudited) (Continued)
Changes in proved undeveloped reserves for the years ended December 31, 2020 and 2019 are summarized below (in MBOE) (1).

Balance - December 31, 2018	85,122

Conversions to proved developed	(3,426)
Revisions to previous estimates(2)	7,135
Balance - December 31, 2019	88,831

Revisions to previous estimates(3)	(45,361)
Balance - December 31, 2020	43,470

(1)	Bbl equivalents (BOE) consist of oil (Bbl), NGLs (Bbl), and natural gas reserves (mcf) converted to Bbl using a factor of 6 mcf for each Bbl.
(2)	Revisions of previous estimates primarily attributable to new type curve and shrink and yield models.
(3)	Revisions of previous estimates primarily attributable to decreased commodity prices.
Standardized Measure (Unaudited)

A standardized measure of future net cash flows and changes therein relating to estimated proved reserves is computed in accordance with authoritative accounting guidance. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and the SEC. These assumptions do not necessarily reflect expectations of actual revenue to be derived from those reserves nor their present value amount. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

Future cash inflows and production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated future reserve quantities. The following prices, as adjusted for transportation, quality, and basis differentials, were used in the calculation of the standardized measure:

	2020	2019
Oil (per Bbl)	$34.56	$53.81
Natural gas (per Mcf)	$0.68	$0.88
NGLs (per Bbl)	$7.47	$11.64

Future operating costs are determined based on estimates of expenditures to be incurred in developing and producing the proved reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions. The standardized measure presented here does not include the effects of federal income taxes, as the Company is taxed as a partnership and not subject to federal income taxes; however, the Company is subject to the Texas margin tax, which is included. The resulting

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 13 - Supplemental Oil and Natural Gas Information (Unaudited) (Continued)
future net cash flows are reduced to present value amounts by applying a 10 percent annual discount factor.

The standardized measure of discounted future net cash flows relating to the Company’s proved oil and natural gas reserves is as follows as of December 31, 2020 and 2019 (in thousands):

	2020	2019

Future cash inflows	$724,574	$2,336,853
Future production costs	(282,631)	(530,299)
Future development costs	(239,999)	(800,233)
Future Texas margin taxes	(1,834)	(8,015)
Future net cash flows	200,110	998,306
Less 10 percent annual discount for estimated timing of cash flows	(153,160)	(658,851)
Standardized measure of discounted future net cash flows	$46,950	$339,455

The changes in the standardized measure of the future net cash flows relating to proved oil and natural gas reserves for the years ended December 31, 2020 and 2019 are as follows (in thousands):

	2020	2019

Balance - Beginning of year	$339,455	$459,313
Sales of oil and gas produced - Net of production costs	(18,238)	(26,917)
Net changes in prices and production costs	(542,349)	(133,048)
Previously estimated development costs incurred during the period	4,372	18,925
Net changes in future development costs	432,479	(102,020)
Revisions of previous quantity estimates	(201,761)	69,300
Accretion of discount	33,945	45,931
Net change in Texas margin taxes	2,475	(3,142)
Changes in timing of estimated cash flows and other	(3,428)	11,113
Balance - End of year	$46,950	$339,455